UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2024

GAMER PAKISTAN INC.

(Exact name of registrant as specified in its charter)

Delaware	333-273220	87-3732146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 E Horizon Ridge Pkwy, Suite 110-481, Henderson, Nevada 89002

(Address of principal executive offices) (Zip Code)

702-905-1171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GPAK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 4, 2024, the Staff of Nasdaq notified Gamer Pakistan Inc. (“Company”) that unless the Company timely requests a hearing before a Hearings Panel (the “Panel”), the Company’s securities will be delisted from The Nasdaq Stock Market for the reasons set forth below. Accordingly, the Company intends to timely request a hearing before the Panel.

The hearing request will automatically stay any trading suspension or delisting action for an additional 15 calendar days following the date of the request; however, Nasdaq has a procedure to request an extension of the stay through the hearing date and the expiration of any extension period granted by the Panel following the hearing. In connection with the hearing request, the Company will request that the stay be extended through the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel may grant an additional extension period. However, there can be no assurance that the Panel will grant the Company an additional extension, or that the Panel will grant the Company’s request for an extended stay, or that the Company will be able to regain compliance by the end of any additional extension period.

The reason for the delisting notice is as follows:

On December 4, 2023, Nasdaq had notified the Company that the bid price of its listed security had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until June 3, 2024, to regain compliance with the Rule. The Company has not regained compliance with the Rule and is not eligible for a second 180 day period, because the Company does not meet the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market or any of the alternatives set forth under Listing Rule 5550(b).

Separately, on April 18 and May 17, 2024, Staff notified the Company that since it failed to file the Form 10-K for the year ended December 31, 2023, and the Form 10-Q for the period ended March 31, 2024, the Company no longer met the filing requirement for continued listing on The Nasdaq Stock Market set forth under Listing Rule 5250(c)(1). In light of the foregoing and in accordance with Listing Rule 5810(c)(2)(A), Staff cannot accept a plan to regain compliance. As such, these matters are an additional and separate basis for delisting the Company’s securities from The Nasdaq Stock Market.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2024, Keith Fredriksen resigned as a director of the Company, effective 5:00 PM Los Angeles time on June 14, 2024. Mr. Fredriksen had been discussing with the Company his concerns about lack of time to continue to fulfill his duties due to on-going commitments to other companies. No replacement for Mr. Fredriksen has been selected yet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gamer Pakistan Inc.

Date: June 10, 2024	By: /s/ James Knopf
Name: James Knopf Title: Chief Executive Officer